UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report: November 14, 2022
Date of earliest event reported: November 9, 2022

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
001-36108	ONE GAS, INC. (an Oklahoma corporation) 15 East Fifth Street Tulsa, Oklahoma 74103 (918) 947-7000	46-3561936

333-267322-01	KANSAS GAS SERVICE SECURITIZATION I, L.L.C. (a Delaware limited liability company) 15 East Fifth Street, Suite 2662 Tulsa, Oklahoma 74103 (918) 947-7095	88-3970012

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement
On November 9, 2022, Kansas Gas Service, a Division of ONE Gas, Inc. (“KGS”), and Kansas Gas Service Securitization I, L.L.C. (the “Issuing Entity”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the underwriters named therein (including BofA Securities, Inc. and Wells Fargo Securities, LLC, the “Underwriters”), with respect to the purchase and sale of $336,000,000 aggregate principal amount of the Issuing Entity’s Series
2022-A
Senior Secured Securitized Utility Tariff Bonds, Tranche A (the “Bonds”) to be issued by the Issuing Entity pursuant to an Indenture and Series Supplement, each to be dated as of November 18, 2022. The Bonds were offered pursuant to the prospectus dated November 9, 2022.
The Underwriting Agreement contains customary representations, warranties and agreements by KGS and customary conditions to closing, indemnification obligations of KGS, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended, obligations of the parties and termination provisions.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. A form of the Indenture (including the form of the Bonds and the Series Supplement) is annexed as Exhibit 4.1 to this Current Report on Form
8-K.
In connection with the issuance of the Bonds, KGS and the Issuing Entity also expect to enter into a Securitized Utility Tariff Property Servicing Agreement, a Securitized Utility Tariff Property Purchase and Sale Agreement, and an Administration Agreement, each to be dated as of November 18, 2022, which are annexed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on
8-K.
Additionally, the Issuing Entity also expects to enter into an Amended and Restated Limited Liability Company Agreement, to be dated as of November 16, 2022, which is annexed as Exhibit 3.3 hereto.
Affiliations
The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for ONE Gas, Inc. (“ONE Gas”) or its subsidiaries for which they will receive customary fees. Affiliates of certain of the Underwriters are also lenders under ONE Gas’ credit facility and dealers under ONE Gas’ $1.0 billion commercial paper program.
The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for ONE Gas for which they received or will receive customary fees and expenses. U.S. Bank National Association, an affiliate of the Trustee is a lender under ONE Gas’ credit facility.
Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant
The information included in Item 1.01 above with respect to the Bonds to be issued and the Indenture and Series Supplement to be entered into is incorporated herein by reference.
Item 8.01

Other Events
The information included in Item 1.01 above with respect to the offering and purchase and sale of the Bonds, and other agreements to be executed and delivered in connection with the closing of the purchase and sale of the Bonds, including a Securitized Utility Tariff Property Servicing Agreement, a Securitized Utility Tariff Property Purchase and Sale Agreement, an Administration Agreement and an Amended and Restated Limited Liability Company Agreement, is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement among Kansas Gas Service Securitization I, L.L.C., Kansas Gas Service, a Division of ONE Gas, Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the underwriters named therein, dated November 9, 2022.

3.3	Amended and Restated Limited Liability Company Agreement of Kansas Gas Service Securitization I, L.L.C., to be dated as of November 16, 2022.

4.1	Indenture by and among Kansas Gas Service Securitization I, L.L.C., U.S. Bank Trust Company, National Association, as Indenture Trustee, and U.S. Bank National Association, as Securities Intermediary (including the form of the Bonds and the Series Supplement), to be dated as of November 18, 2022.

10.1	Securitized Utility Tariff Property Servicing Agreement between Kansas Gas Service Securitization I, L.L.C. and Kansas Gas Service, a Division of ONE Gas, Inc., as Servicer, to be dated as of November 18, 2022.

10.2	Securitized Utility Tariff Property Purchase and Sale Agreement between Kansas Gas Service Securitization I, L.L.C. and Kansas Gas Service, a Division of ONE Gas, Inc., as Seller, to be dated as of November 18, 2022.

10.3	Administration Agreement between Kansas Gas Service Securitization I, L.L.C. and Kansas Gas Service, a Division of ONE Gas, Inc., as Administrator, to be dated as of November 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: November 14, 2022

ONE Gas, Inc.

	By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn
Senior Vice President and Chief Financial Officer

Kansas Gas Service Securitization I, L.L.C.

	By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn
Senior Vice President and Chief Financial Officer